Exhibit 99.1

Tampa, FL - October 25, 2018 - Carter Validus Mission Critical REIT, Inc. (“we”, “us,” “our,” or the “Company”) announced today that the Board of Regents of the University of Texas System, an institution of higher education and agency of the State of Texas, has entered into an agreement to lease Bay Area Regional Medical Center, a state-of-the-art healthcare facility located in Webster, Texas. The lease agreement has an initial 15-year term with three five-year renewal options.

Michael Seton, Chief Executive Officer and President of the Company, stated, “We are extremely pleased to execute a lease with the Board of Regents of the University of Texas System, a world class healthcare provider and educational institution. We believe the ability of our team to find a replacement tenant for such a large healthcare property in a relatively quick time frame demonstrates the real estate experience and expertise of Carter Validus.”

About Carter Validus Mission Critical REIT, Inc.
Carter Validus Mission Critical REIT, Inc. currently qualifies as a real estate investment trust and invests in mission critical real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants.

Media Contact
Cindy Etheredge
Marketing Director, Carter Validus
813-316-4323
cetheredge@cvreit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.